UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2024

ZAPATA COMPUTING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41218	98-1578373
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Federal Street, Floor 20

Boston, MA 02110

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (844) 492-7282

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZPTA	The Nasdaq Stock Market LLC
Public warrants, each whole warrant exercisable for one share of Common Stock, each at an exercise price of $11.50 per share	ZPTAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, on March 25, 2024, Zapata Computing Holdings Inc. (the “Company”) entered into a Confirmation of an OTC Equity Prepaid Forward Transaction with Sandia Investment Management LP (“Sandia”), acting on behalf of certain funds (the “Forward Purchase Agreement”), pursuant to which Sandia purchased a total of 1,250,000 shares of common stock of the Company for which final settlement has not otherwise been paid pursuant to the terms of the Forward Purchase Agreement. The Forward Purchase Agreement provides for settlement with respect to the then-outstanding shares held by Sandia to be calculated beginning upon the “Valuation Date”, which is the earliest to occur of March 28, 2026 and certain other events that, at the discretion of Sandia or the Company, as applicable, accelerate the Valuation Date, including, upon written notice from Sandia, a date specified by Sandia after the VWAP Price (as defined in the Forward Purchase Agreement) for 20 trading days during a 30 consecutive trading day-period has fallen below $1.00 per share (a “VWAP Trigger Event”). Because a VWAP Trigger Event has occurred, Sandia has the right, but not the obligation, to accelerate the term of the Forward Purchase Agreement at any time.

On October 8, 2024, the Company received notice from Sandia accelerating the Valuation Date to October 8, 2024. As a result, the Company will become obligated to pay to Sandia an amount in cash equal to $2.5 million, less any Settlement Amount (as defined below) owed to the Company by Sandia (the “Sandia Obligation”), on the tenth business day following a “Valuation Period”, which commences on the Valuation Date and ends at 4:00 pm on the trading day on which 10% of the total volume traded in the common stock of the Company over the period, excluding any volumes traded during the opening and closing auctions, has reached 1,250,000 shares (less any shares owned by Sandia that are neither registered for resale under an effective resale registration statement nor transferable without any restrictions pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended, including pursuant to Rule 144 , without volume or manner of sale limitations (the “Unregistered Shares”)). The Company currently anticipates that there will be 500,000 Unregistered Shares. The “Settlement Amount” is a cash amount equal to $1,250,000 (less the number of any Unregistered Shares) multiplied by the volume weighted daily VWAP Price over the Valuation Period.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On October 7, 2024, the board of directors of the Company approved the termination of all of the Company’s employees, except for a small number of employees to be retained for a short period to administer termination of business activities, including Sumit Kapur, the Company’s Chief Financial Officer. All such employees were terminated effective October 9, 2024. Such actions took place in connection with a planned cessation of the Company’s operations, as discussed below.

As of the filing of this Current Report on Form 8-K, the Company cannot estimate the charges it will incur under generally accepted accounting principles as a result of the termination of its employees.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2024, Christopher Savoie resigned as President and Chief Executive Officer of the Company, as well as a member of the board of directors of the Company, in each case effective immediately. Dr. Savoie did not serve on any committees of the board of directors and his resignation from the board of directors was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. The board of directors of the Company has appointed Sumit Kapur, the Company’s Chief Financial Officer, to serve as the Chief Executive Officer and principal executive officer, effective immediately. Mr. Kapur’s biographical information is incorporated by reference to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2024.

Effective October 9, 2024, the Company determined that Yudong Cao, the Company’s Chief Technology Officer, will serve in that role until October 16, 2024, following which he will continue to assist the Company on a part-time basis, as needed.

Item 8.01.	Other Events.

On October 7, 2024, the board of directors of the Company approved cessation of the Company’s operations. The Company currently owes approximately $2.3 million pursuant to certain outstanding Senior Secured Promissory Notes. Such noteholders have a security interest in substantially all of the Company’s assets. Further, in addition to the Sandia Obligation described above, the Company owes additional amounts to other creditors, and expects to incur additional expenses to cease operations. The fair market value of the Company’s assets does not exceed the aggregate amount of the Company’s current and reasonably anticipated financial obligations. Accordingly, the Company believes that it is presently unable to, and is unlikely to become able to, satisfy all of its financial obligations and that, following the Company’s efforts to satisfy those obligations to the extent of available resources, it is unlikely there will be any assets remaining for distribution to holders of the Company’s outstanding common stock. In addition, due to the Company’s insolvency, the Company does not expect to initiate bankruptcy proceedings or to seek stockholder approval for the cessation of its operations.

Following the termination of employment of all of the Company’s employees and commencement of ceasing the Company’s operations, the Company believes that it no longer has effective internal control over financial reporting or effective disclosure controls and procedures. There can be no assurance that the Company’s filings with the Securities and Exchange Commission currently reflect all material information required to be reported or that the information previously reported continues to be current.

Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) includes “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events including statements related to the cessation of the Company’s operations, the Sandia Obligation, and the amount of assets remaining, after satisfaction of the Company’s obligations, for distribution to its stockholders. These forward-looking statements are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Report, including, but not limited to the risks identified in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2024. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company can give no assurance that it will achieve its expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAPATA COMPUTING HOLDINGS INC.

By:	/s/ Sumit Kapur
Name: Sumit Kapur
Title: Chief Executive Officer and Chief Financial Officer

Date: October 11, 2024